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                                                                 Exhibit 2.h.(1)

                              MUNDER @VANTAGE FUND

                         FORM OF Distribution Agreement

                                January ___, 2004

     WHEREAS, The Munder @Vantage Fund ("Fund") engages in business as a closed-end investment company and is registered with the Securities and Exchange Commission ("SEC") as such under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the Fund has been organized as an interval fund that conducts periodic repurchases of its shares of beneficial interest ("Shares") pursuant to Rule 23c-3 under the 1940 Act;

     WHEREAS, the Board of Trustees of the Fund has determined to reopen the Fund to sales of Shares and, in that regard, to issue additional Shares in a continuous offering; and

     WHEREAS, the Fund desires to appoint Funds Distributor, Inc. ("FDI"), as non-exclusive sales agent and distributor for the Shares, and FDI desires to accept such appointment.

     NOW, THEREFORE, the parties agree as follows:

     1. Appointment of Underwriter. Upon the execution of this Distribution Agreement and in consideration of the agreements herein expressed and upon the terms and conditions set forth herein, the Fund hereby appoints FDI as a non-exclusive sales agent and distributor for the Shares and agrees that it will deliver such Shares as FDI may sell in jurisdictions in which Shares may legally be offered for sale. FDI agrees to use its best efforts to promote the sale of Shares, but is not obligated to sell any specific number of Shares. Nothing herein shall preclude the Fund from appointing other sales agents or distributors with respect to sales of the Shares.

     2. Independent Contractor. FDI will undertake and discharge its obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Fund by FDI's actions, conduct or contracts except that FDI may be authorized to accept orders for the purchase or repurchase of the Shares as our agent. FDI shall appoint sub-agents or distribute through dealers (pursuant to a Selling Agreement available from the Fund), or, if authorized by the Fund, your own sales representatives, but this Distribution Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares on the Fund's behalf or otherwise act as its agent for any purpose. Such sub-agents or dealers shall at all times be deemed to be independent contractors retained by FDI and not by the Fund

     3. Public Offering Price; Investment Minimums. The Shares shall be offered for sale to the public at the public offering price set forth in the Fund's then current prospectus ("Prospectus"). The public offering price will not be less than the net asset value ("NAV") of the Shares, and will include any applicable front-end sales charge equal to a percentage of the NAV of the Shares in such amount and on such terms as set forth in the Fund's then current Registration Statement on Form N-1A ("Registration Statement"). On each business day on

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which the New York Stock Exchange ("NYSE") is open for business, the Fund will furnish you with the NAV of the Shares which shall be determined and become effective as of the close of regular trading on the NYSE on that day, as set forth in the Registration Statement. The NAV so determined plus any applicable front-end sales charge shall apply to all orders for the purchase of Shares received by dealers or authorized FDI sales representatives prior to such determination, and FDI is authorized as our agent to accept orders and confirm sales at such NAV plus any applicable front-end sales charge, provided that each dealer represents that it has received its orders before 4:00 p.m. Eastern time on the day on which the applicable NAV is determined. If a purchase order is received after the time indicated above, such order will be executed at the NAV per Share calculated as of the close of business on the NYSE the next business day plus any applicable front-end sales charge. The sale of Shares shall be subject to any applicable investment minimum set forth in the Fund's Registration Statement.

     4. Sales Commission and Other Compensation. FDI shall be entitled to collect a sales commission on the sale of Shares in the amount, if any, set forth in the Registration Statement. FDI shall be entitled to collect, as all or part of your commission, the difference, if any, between the NAV and the public offering price of the Shares (subject to any quantity or other discounts or waivers of commission as set forth in the Registration Statement). FDI's sales commission shall be subject to any reductions set forth in the Fund's Registration Statement, including any applicable breakpoints and any right of accumulation with respect thereto. FDI shall reallow to sub-agents or dealers all or part of such commission, including payments exceeding FDI's total sales commission, as set forth in the Registration Statement so long as any such payments are in compliance with applicable securities laws and the rules of the National Association of Securities Dealers, Inc. ("NASD"). The Fund reserves the right to seek forfeiture from FDI of any amount above the NAV collected by FDI or its appointed sub-agent or dealer with respect to such Shares if Shares sold by FDI or any of its appointed sub-agents or dealers are redeemed within 120 days after the confirmation of the original Share purchase. Any ongoing shareholder servicing fee payable by the Fund to any party as described in its Registration Statement shall be subject to another agreement and shall not be considered to be part of this Agreement.

     5. Payment for Shares. At or prior to the time of delivery of any of the Shares, FDI will pay or cause to be paid to the Fund's custodian, for the Fund's account, an amount in cash equal to the NAV of such Shares. In the event that FDI pays for Shares sold by FDI prior to its receipt of payment from the purchaser, FDI is authorized to reimburse itself for the NAV of such Shares when FDI receives payment.

     6. Registration of Shares. No Shares shall be registered on the books of the Fund until (i) the Fund's transfer agent receives the purchase order information and amount from (a) NSCC or any other authorized clearing agency, or
(b) from FDI or any authorized sub-agent or dealer, and (ii) the Fund's custodian receives payment of the amount specified. The Fund will provide for the recording of all Shares purchased in uncertificated form in "book accounts." The Fund will not issue certificates for Shares.

     7. Purchases for Your Own Account. FDI shall not purchase the Shares for its own account for purposes of resale to the public, but FDI may purchase Shares for its own investment


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account upon written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through repurchase by the Fund.

     8. Allocation of Expenses.

          (a)  The Fund will pay the expenses:

                  (i) of the preparation of its audited and certified financial statements to be included in any amendments to our Registration Statement under the Securities Act of 1933 (the "1933 Act"), including the Prospectus and Statement of Additional Information for the Fund included therein ("Registration Statement");

                  (ii) of the preparation, including legal fees and the setting of type, and of printing all amendments or supplements to the Registration Statement filed with the SEC and state regulatory authorities, including the copies of the Fund's Prospectus and Statement of Additional Information included in the amendments or supplements thereto, other than those which arise from, are necessitated by, or are related to the activities of FDI (including FDI's "affiliates") where such amendments or supplements result in expenses which the Fund would not otherwise have incurred;

                  (iii) of the preparation, printing, and distribution of any reports or communications to existing shareholders of the Fund, including the Prospectus and Statement of Additional Information;

                  (iv) of filing and other fees to federal, state or other securities regulatory authorities necessary to register and maintain registration of the Shares; and

                  (v) of the transfer agent for the Fund, including all costs and expenses in connection with the issuance, transfer and registration of the Shares, including but not limited to any taxes and other governmental charges in connection therewith.

          (b)  FDI will pay or be responsible for the expenses:

                  (i) of the preparation, excluding legal fees and the setting of type, and printing of all Amendments and supplements to the Fund's Prospectus and Statement of Additional Information, which arise from, are necessitated by, or are related to the activities of FDI (including FDI's "affiliates") where those expenses would not otherwise have been incurred by the Fund;


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                  (ii) of printing additional copies, for use by FDI as sales literature, of reports or other communications which the Fund has prepared for distribution to its existing shareholders; and

                  (iii) incurred by FDI in advertising, promoting and selling the Shares to the public, including the printing of Prospectus and Statement of Additional Information for such use.

     9. Furnishing of Information. The Fund will furnish to FDI such information with respect to the Fund and the Shares, in such form and signed by such of the Fund's officers as FDI may reasonably request, and the Fund warrants that the statements therein contained when so signed will be true and correct. The Fund will also furnish FDI with such information and will take such action as FDI may reasonably request in order to qualify the Shares for sale to the public under the securities laws of jurisdictions in which FDI may wish to offer them. If, and solely to the extent, required under applicable securities laws and regulations, the Fund hereby agrees to furnish FDI, at least annually, with audited financial statements of the Fund's books and accounts certified by independent public accountants, and, from time to time, with such additional information regarding the Fund's financial condition as FDI may reasonably request.

     10. Conduct of Business. Other than the Fund's Prospectus and Statement of Additional Information, FDI will not prepare or publish any sales material or statements except literature or advertising which conforms to the requirements of all applicable securities laws and regulations and which has been filed, where necessary, with the appropriate regulatory authorities and approved in writing by the Fund. FDI will furnish the Fund with copies of all such literature and advertising material prior to its use and no such material shall be published if the Fund reasonably and promptly objects. FDI shall comply with the applicable securities laws and regulations of the jurisdictions in which the Shares are offered for sale and conduct FDI's affairs with the Fund and with dealers, brokers or investors in accordance with the NASD Conduct Rules or any successor rules.

     11. Other Activities. FDI's services pursuant to this Distribution Agreement shall not be deemed to be exclusive, and FDI may render similar services and act as an underwriter, distributor, dealer or sales agent for other investment companies in the offering of their shares.

     12. Term of Agreement. This Distribution Agreement shall become effective as of the date first set forth above and shall remain in effect for a period of two (2) years from such date. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Trustees of the Fund, cast at a meeting called for the purpose of such approval, and (ii) by a vote of a majority of the Trustees of the Fund who are not interested persons or parties to this Distribution Agreement (other than as Trustees of the Fund), cast in person at a meeting called for the purpose of voting on such approval.

     This Distribution Agreement: (i) may at any time be terminated without the payment of any penalty, either by vote of the Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to FDI; (ii) shall


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immediately terminate in the event of its assignment or in the event FDI is no longer registered with the SEC or a member in good standing of the NASD; and
(iii) may be terminated by FDI on sixty (60) days' written notice to the Fund.

     13. Suspension of Sales. The Fund reserves the right at any time to suspend or limit the public offering of the Shares upon written notice to FDI, and to reject any order for the purchase of the Shares in whole or in part.

     14. Notices. Notices of any kind given to us under this Distribution Agreement by FDI shall be in writing and delivered to: The Munder @Vantage Fund, 480 Pierce Street, Birmingham, MI 48009, Attn: Chief Legal Officer, with a copy to Jane A. Kanter, Esq., Dechert LLP, 1775 I Street, N.W., Washington, DC 20006, unless otherwise specified to FDI by the Fund. Notices of any kind given to FDI under this Agreement by us shall be in writing and delivered to George Martinez, Funds Distributor, Inc., 60 State Street, Boston, MA 02109, unless otherwise specified to the Fund by FDI.

     15. Miscellaneous. This Agreement shall be subject to the laws of the State of Michigan and shall be interpreted and construed to further and promote the operation of the Fund as a closed-end investment company. As used herein the terms "net asset value" or "NAV," "offering price," "investment company," "closed-end investment company," "assignment," "principal underwriter," "interested person," and "majority of the outstanding voting securities," shall have the meanings set forth in the 1933 Act and the 1940 Act and the rules and regulations thereunder.

     16. Liability. Nothing herein shall be deemed to protect FDI against any liability to the Fund or to the Fund's shareholders to which FDI would otherwise be subject by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of its reckless disregard of its obligations and duties hereunder.

     17. Indemnification. The Fund agrees to indemnify and hold FDI harmless from and against any and all losses, claims, damages or liabilities to which FDI may become subject under the 1933 Act, the 1940 Act or any state securities statute, and to reimburse FDI for any legal or other expenses reasonably incurred by FDI in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to the Fund by FDI for inclusion in the Registration Statement.

     FDI agrees to indemnify and hold the Fund harmless from and against any and all losses, claims, damages or liabilities to which the Fund may become subject under the 1933 Act, the 1940 Act or any state securities statute, and reimburse the Fund for any legal or other expenses reasonably incurred by it in connection with any claim or litigation, whether or not resulting in


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any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to the Fund by FDI for inclusion in the Registration Statement; (ii) any failure to deliver a Prospectus in connection with the sale of Shares; (iii) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Shares by FDI, its agents, representatives or employees, including FDI's affiliates; and (iv) claims by FDI's agents, representatives or employees, including FDI's affiliates for commissions, service fees, or other compensation or remuneration of any type.

     IN WITNESS WHEREOF, this shall constitute a binding agreement as of the date first above written.

The Munder @Vantage Fund

By:
       ___________________________________
Name:  Stephen J. Shenkenberg
Title: Vice President and Secretary



Funds Distributor, Inc.

By:
       ___________________________________


Name:
       ___________________________________

Title:
       ___________________________________

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